SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 5, 2007

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                  001-16533                  63-1261433
 (State of Incorporation)    (Commission File No.)      (IRS Employer I.D. No.)


         100 Brookwood Place, Birmingham, Alabama              35209
         (Address of Principal Executive Office)             (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))


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ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
             APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 5, 2007 our Board of Directors elected our Chief Executive Officer,
W. Stancil Starnes, to serve on the Board for a term expiring at the 2010 Annual Meeting of Shareholders. Additionally, Mr. Starnes will serve on the Executive Committee of the Board.

Mr. Starnes assumed the duties of CEO on July 1, 2007, and our practice has been to have our CEO serve as a member of the Board. He will not receive additional compensation for his service on the Board. Background information on Mr. Starnes and a description of his compensation agreement with the Company were previously disclosed in Current Reports on Form 8K filed on April 26, 2007 and May 16, 2007, respectively, and are incorporated into this filing by reference.

ITEM 7.01    REGULATION FD DISCLOSURE
On September 5, 2007 we corrected a news release issued on August 28, 2007. That corrected release contains the correct Webcast information for our presentation to the Morgan Keegan Equity Conference on Thursday, September 6, 2007.

Investors should use www.wsw.com/webcast/mk15/pra/ to access the presentation.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
     99.1 News release announcing the election of W. Stancil Starnes to our Board of Directors.

The information we are furnishing under Item 7.01 of this Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2007

                                            PROASSURANCE CORPORATION



                                            By:  /s/ Frank B. O'Neil
                                            ------------------------------------
                                                     Frank B. O'Neil
                                                     Senior Vice President


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